EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the COMM 2019-GC44 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, CWCapital Asset Management LLC, as Special Servicer of the 180 Water Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Millennium Park Plaza Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Millennium Park Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Millennium Park Plaza Mortgage Loan, Citibank, N.A., as Custodian for the Millennium Park Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Millennium Park Plaza Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Millennium Park Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the USAA Office Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the USAA Office Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the USAA Office Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the USAA Office Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the USAA Office Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the USAA Office Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Wind Creek Leased Fee Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Wind Creek Leased Fee Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Wind Creek Leased Fee Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Wind Creek Leased Fee Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Wind Creek Leased Fee Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Wind Creek Leased Fee Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Midtown Center Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Midtown Center Mortgage Loan on and after March 1, 2025, CWCapital Asset Management LLC, as Special Servicer for the Midtown Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Midtown Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Midtown Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Midtown Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Midtown Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Century Plaza Towers Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Century Plaza Towers Mortgage Loan on and after March 1, 2025, CWCapital Asset Management LLC, as Special Servicer for the Century Plaza Towers Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Century Plaza Towers Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Century Plaza Towers Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Century Plaza Towers Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Century Plaza Towers Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Essex Site 2 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for The Essex Site 2 Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for The Essex Site 2 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Essex Site 2 Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for The Essex Site 2 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Essex Site 2 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Village West Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 225 Bush Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 225 Bush Mortgage Loan prior to June 17, 2025, K-Star Asset Management LLC, as Special Servicer for the 225 Bush Mortgage Loan on and after June 17, 2025, Wells Fargo Bank, National Association, as Trustee for the 225 Bush Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 225 Bush Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 225 Bush Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 225 Bush Mortgage Loan.

Dated: March 20, 2026

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)